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                                                                 EXHIBIT 10.4.46



                         REVOLVING CREDIT LOAN AGREEMENT


         THIS REVOLVING CREDIT LOAN AGREEMENT (the "Agreement"), dated as of January 26, 2001, is made and entered into by and between Neoprobe Corporation, a Delaware corporation , and Firstar Bank, N.A., a national banking association. Capitalized terms used herein are defined in Article I hereof.

                             BACKGROUND INFORMATION
                             ----------------------

         The Borrower has requested that the Bank provide revolving credit loans to the Borrower, and the Bank has agreed to provide such revolving credit loans upon and subject to the terms and conditions as hereinafter set forth.

                                   PROVISIONS
                                   ----------

         NOW, THEREFORE, in consideration of the provision of such revolving credit loans, the agreements and covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Bank and the Borrower do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

         SECTION 1.1 DEFINITIONS. As used herein, in any certificate, document or report delivered pursuant to this Agreement (except as otherwise defined herein or in such certificate, document or report), the following terms shall have the following meanings:

                  "ACCOUNTS RECEIVABLE" shall mean, at any date, the total of all accounts which would be properly classified in accordance with GAAP as accounts receivable on the balance sheet of the Borrower, at such date.

                  "AFFILIATE" shall mean any Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, another Person.

                  "AGREEMENT" shall mean this Revolving Credit Loan Agreement, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "ASSIGNEE" shall mean any Person, now or at any time hereafter, to which the Bank has assigned any part of its interest in Loans to the Borrower or the Commitment.


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                  "AVAILABLE COMMITMENT" shall mean, at any particular time, an amount equal to the excess, if any, of (i) the Commitment over (ii) the aggregate unpaid principal amount at such time of all Loans made by the Bank to the Borrower pursuant to the terms hereof.

                  "AUTHORIZED OFFICER" shall mean the chief executive officer or vice president of finance of the Borrower.

                  "BANK" shall mean Firstar Bank, N.A. and its successors and assigns.

                  "BASE RATE" shall mean, for any Base Rate Loan for any day, the rate per annum equal to the "prime rate" established by the Bank from time to time based on its consideration of economic, money market, business and competitive factors, and it is not necessarily the Bank's most favored rate. In the event the Bank shall abolish or abandon the practice of establishing its prime rate or should the same be unascertainable, the Bank shall designate a comparable reference rate which shall be deemed to be the Base Rate under this Agreement and the other Loan Documents. For purposes of determining the Base Rate for any day, the Base Rate shall change automatically without notice to the Borrower immediately on each Business Day with each change in the Base Rate, with any change thereto effective as of the opening of business on the day of the change.

                  "BORROWER" shall mean Neoprobe Corporation, a Delaware corporation, and its permitted successors and assigns.

                  "BORROWING BASE" shall mean the sum of (i) 80% of the amount of Eligible Accounts Receivable, plus (ii) 25% of the amount of Eligible Inventory, provided that the portion of the Borrowing Base allocable to Eligible Inventory shall not exceed the lesser of (x) the amount equal to fifty percent (50%) of outstanding Loans at any time, and (ii) $500,000.

                  "BORROWING BASE CERTIFICATE" shall have the meaning set forth in Section 5.2(c), and be substantially in the form of Exhibit C attached hereto.

                  "BORROWING DATE" shall have the meaning set forth in Section 2.3(a).

                  "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday or any day that shall be in the City of Columbus, Ohio or New York, New York a legal holiday or a day on which banking institutions are authorized by law or a Governmental Authority to close, and (ii) with respect to all determinations and notices in connection with, and payments of principal and interest on, LIBOR Rate Loans, any day that is a Business Day described in clause (i) above and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

                  "CAPITAL EXPENDITURES" shall mean, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss, and
(iii) leasehold


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improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

                  "CAPITALIZED LEASE" of a Person shall mean any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

                  "CAPITALIZED LEASE OBLIGATIONS" of a Person shall mean the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

                  "CHANGE IN CONTROL" means the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 15% or more of the outstanding shares of voting stock of the Borrower.

                  "CLOSING DATE" shall mean the date on or after the Effective Date on which the Bank shall have received the documents specified in or pursuant to Section 3.1.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "COLLATERAL" shall have the meaning set forth in the Security Agreement.

                  "COMMITMENT" shall mean the commitment of the Bank to make Loans to the Borrower up to the maximum aggregate amount of $1.5 million, subject to the terms and conditions of this Agreement.

                  "COMMITMENT PERIOD" shall mean the period of time commencing on the Effective Date ending on January 25, 2002.

                  "COMPLIANCE CERTIFICATE" shall have the meaning set forth in
Section 5.2(a), and be substantially in the form of Exhibit B attached hereto.

                  "CONSOLIDATED CAPITAL EXPENDITURES" shall mean, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

                  "CONSOLIDATED CURRENT ASSETS" shall mean, at any time, the Current Assets of the Borrower and its Subsidiaries calculated on a consolidated basis at such time.

                  "CONSOLIDATED CURRENT LIABILITIES" shall mean, at any time, the Current Liabilities of the Borrower and its Subsidiaries calculated on a consolidated basis at such time.

                  "CONSOLIDATED EBIDA" shall mean Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense,

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(ii) depreciation, (iii) amortization, and (iv)extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

                  "CONSOLIDATED INTEREST EXPENSE" shall mean, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

                  "CONSOLIDATED NET INCOME" shall mean, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

                  "CONSOLIDATED RENTALS" shall mean, with reference to any period, the Rentals of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

                  "CONTINGENT OBLIGATION" of any Person shall mean any reimbursement obligations of such Person in respect of drafts that may be drawn under letters of credit and any obligation of such Person guaranteeing or in effect guaranteeing any Debt, leases, dividends or other obligations primarily to pay money ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including without limitation any obligation of such Person, whether or not contingent, (a) to purchase or to provide funds for the payment or discharge of any such primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase Property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) to make payment for any products, materials or supplies or for any transportation or service regardless of the nondelivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that any such primary obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that the holders of any such primary obligations will be protected against loss in respect thereof, (e) with respect to any such primary obligation, whether or not for borrowed money, which is secured by any mortgage, pledge, security interest, lien or conditional sale or other title retention agreement existing on any Property owned or held by such Person subject thereto, and for which such Person has any personal liability, and (f) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term "CONTINGENT OBLIGATION" shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

                  "CONTRACTUAL OBLIGATION" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "CONTROL" (including the terms "controlling", "in control of", "controlled by" or "under common control with") shall mean the possession, directly or indirectly, of the power to


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direct or cause the direction of management or policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "CURRENT ASSETS" of any Person shall mean the amount of assets of such Person which would be shown as current assets on a balance sheet of such Person prepared in accordance with GAAP.

                  "CURRENT LIABILITIES" of any Person shall mean the amount of liabilities of such Person which would be shown as current liabilities on a balance sheet of such Person prepared in accordance with GAAP.

                  "DEBT" of any Person shall mean at any date, without duplication (a) any indebtedness for borrowed money (including without limitation capital leases (in accordance with GAAP)) which such Person directly or indirectly created, incurred, assumed, endorsed (other than for collection in the ordinary course of business), discounted with recourse or in respect of which such Person is otherwise directly liable; (b) any indebtedness, whether or not for borrowed money, which any Person has incurred, assumed or with respect to which such Person has become directly liable and which represents or has been incurred to finance the purchase price of any Property or business, whether by purchase, consolidation, merger or otherwise; and (c) any indebtedness, whether or not for borrowed money, which is secured by any mortgage, pledge, security interest, lien or conditional sale or other title retention agreement existing on any Property owned or held by any Person subject thereto, for which such Person has personal liability for any such indebtedness.

                  "DEFAULT" shall mean an event or condition which would constitute an Event of Default with the giving of notice or lapse of time, or otherwise.

                  "DEFAULT RATE" shall mean, with respect to any Loan at any time, the highest Interest Rate for any Loan at such time PLUS 300 basis points.

                  "DOLLAR" and the sign "$" shall mean lawful money of the United States.

                  "EFFECTIVE DATE" shall mean the date this Agreement becomes effective in accordance with Section 9.5.

                  "ELIGIBLE ACCOUNTS RECEIVABLE" shall mean, at any date, the total of all Accounts Receivable of the Borrower at such date in which the Bank has a perfected first priority security interest and which are not encumbered by any other Liens, but excluding Accounts Receivable which (i) are unpaid more than 90 days past the date of the applicable invoice, and (ii) are otherwise unacceptable to the Bank in the exercise of its reasonable discretion.

                  "ELIGIBLE INVENTORY" shall mean, at any date, the total of all Inventory of the Borrower consisting of finished goods, at such date in which the Bank has a perfected first priority security interest and which are not encumbered by any other Liens, but excluding Inventory which (i) the Bank, in its reasonable discretion, deems to be obsolete, unsalable, damaged, defective or unfit, (ii) has been returned or rejected, (iii) is held by Persons on consignment, sale on approval or


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otherwise not in the Borrower's physical possession, except upon the written consent of the Bank, (iv) is located outside of the United States, or (v) is otherwise unacceptable to the Bank in the exercise of its reasonable discretion.

                  "ENVIRONMENTAL LAWS" shall mean the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. ss.9601, et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901, et seq., the Water Quality Act of 1987, 33 U.S.C. ss.1251, et seq., the Clean Air Act, 42 U.S.C. ss.7401, et seq., and any other federal, state or local statute, ordinance, law, code, rule, regulation or order regulating or imposing liability (including strict liability) or standards of conduct regarding Hazardous Substances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may from time to time be supplemented or amended and any successor statute.

                  "ERISA EVENT" shall mean, with respect to any Person, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA),
(b) the withdrawal of any member of the ERISA Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA if such withdrawal would have a adverse effect on such Person, (c) the filing by such Person of a notice of intent to terminate a Plan under a distress termination or the treatment of a Plan amendment as a distress termination under
Section 4041(c) of ERISA, (d) the institution of proceedings against such Person to terminate a Plan by the PBGC under Section 4042 of ERISA, (e) the failure to make required contributions that would result in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA, (f) any Prohibited Transaction involving any Plan, and (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

                  "ERISA GROUP" of any Person shall mean such Person, any Subsidiary and all members of a controlled group of corporations and all trades or business (whether or not incorporated) under common Control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                  "ETHICON AGREEMENT" shall mean the Distribution Agreement between the Borrower and Ethicon Endo-Surgery, Inc., dated effective September 28, 1999, together with all other agreements in connection therewith, including without limitation the Patent, Computer Software, and Mask Work License Agreement attached thereto as Appendix A.

                  "EVENT OF DEFAULT" shall have the meaning set forth in Section 7.1.

                  "FINANCING STATEMENTS" shall mean financing statements under the Uniform Commercial Code and all other filings necessary to perfect the security interests granted pursuant to the Security Agreement.


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                  "FISCAL MONTH" shall mean, as to the Borrower or any
Subsidiary, any monthly period ending on the appropriate day based upon the Fiscal Year of the Borrower or each Subsidiary, as applicable.

                  "FISCAL QUARTER" shall mean, as to the Borrower or any Subsidiary, any period of three consecutive Fiscal Months ending on the last day of each of the Borrower's or any Subsidiary's March, June, September and December Fiscal Month.

                  "FISCAL YEAR" shall mean, as to the Borrower or any Subsidiary, any period of twelve consecutive Fiscal Months ending on December 31.

                  "GAAP" shall mean generally accepted accounting principles in the United States in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or other body existing from time to time which is authorized to establish or interpret such principles.

                  "GOVERNMENTAL AUTHORITY" shall mean the United States government, any state, province or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HAZARDOUS SUBSTANCES" shall mean and include all hazardous and toxic substances, wastes, materials, compounds, pollutants and contaminants (including, without limitation, asbestos, polychlorinated biphenyls, and petroleum products) which are included under or regulated by Environmental Laws.

                  "INTEREST PAYMENT DATE" shall mean, with respect to each Loan, the fifth day of each calendar month, beginning with March 5, 2001 and continuing on the fifth day of each calendar month thereafter, and on the Termination Date.

                  "INTEREST RATE" shall mean the rate of interest in effect at any time with respect to a Loan.

                  "INVENTORY" shall mean at any date the total of all accounts which would be properly classified in accordance with GAAP as inventory on the balance sheet of the Borrower at such date.

                  "INVESTMENT" shall mean any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise (but not including any demand deposit).

                  "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), security interest, preference, priority or other security agreement, including without limitation, any conditional sale or other title retention agreement, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.


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                  "LOAN DOCUMENTS" shall mean this Agreement, the Note, the
Security Agreement, the Financing Statements and any and all other documents evidencing, securing or relating to the Loans, as such documents may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "LOANS" shall mean revolving credit loans made by the Bank in Dollars to the Borrower pursuant to this Agreement, and "LOAN" shall mean any one of such loans.

                  "MATERIAL ADVERSE EFFECT" shall mean, relative to any occurrence of whatever nature (including any determination in litigation, arbitration or governmental proceeding or investigation), which the Bank determines, in its reasonable judgment, will have a materially adverse effect on:

                  (a) the assets, business, profits, properties, condition (financial or otherwise), operations or foreseeable financial prospects of the Borrower; or

                  (b) the ability of the Borrower to perform any of its payment or other obligations under this Agreement, the Note and any other Loan Documents or the transactions contemplated hereby and thereby.

                  "NOTE" shall mean the Revolving Credit Loan Note of the Borrower in the form of Exhibit A attached hereto, evidencing the obligation of the Borrower to repay the Loans, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "NOTICE OF BORROWING" shall have the meaning set forth in
Section 2.3(a).

                  "OPERATING LEASE" of a Person shall mean any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

                  "PARTICIPANT" shall mean any Person, now or at any time hereafter, participating with the Bank in Loans to the Borrower.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any entity succeeding to any or all of its functions under ERISA.

                  "PERSON" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "PLAN" shall mean any employee benefit plan or other plan maintained for employees covered by Title 10 of ERISA.


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                  "PROHIBITED TRANSACTION" shall mean a transaction described in
Section 406 of ERISA which is not the subject of an exemption pursuant to
Section 408 of ERISA.

                  "PROPERTY" of a Person shall mean any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

                  "REAL PROPERTY" shall have the meaning set forth in Section 4.16(a).

                  "RENTALS" of a Person shall mean the aggregate fixed amounts payable by such Person under any Operating Lease.

                  "REPORTABLE EVENT" shall have the meaning given such term in
Section 4043(b) of ERISA.

                  "REQUIRED PROPERTY INSURANCE COVERAGE" shall mean at any time business interruption insurance, workers' compensation insurance and insurance insuring all Property of the Borrower against loss or damage by fire, lightening, vandalism and malicious mischief and all other perils covered by standard "extended coverage" or "all-risk" insurance in amounts, and deductibles from the loss payable for any casualty, satisfactory to the Bank at any time and from time to time. If any insurance policies with respect to Required Property Insurance Coverage is written on a co-insurance basis, such policy must contain an agreed amount endorsement as evidence that the coverage is in an amount sufficient to insure the full amount of such Property.

                  "REQUIRED PUBLIC LIABILITY INSURANCE COVERAGE" shall mean comprehensive general accident and public liability insurance (including coverage for elevators and escalators, if any, on Property owned or leased by the Borrower) against injury, loss and/or damage to Persons and Property in amounts satisfactory to the Bank at any time and from time to time.

                  "REQUIREMENTS OF LAW" shall mean as to any Person, the articles (certificate) of incorporation or formation, code of regulations (by-laws), operating agreement or other organizational agreements or other governing documents of such Person, and any law, statute, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "RESTRICTED PAYMENT" shall mean (i) any dividend or other distribution on any shares of a Person's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (x) any shares of a Person's capital stock, or (y) any option, warrant or other right to acquire shares of a Person's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

                  "SECURITY AGREEMENT" shall mean the Continuing Security Agreement between the Bank and the Borrower of even date herewith, securing the obligations of the Borrower under this


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Agreement, the Note and the other Loan Documents, as the same may be amended, modified, supplemented, extended, restated or replaced from time to time.

                  "SETOFF OBLIGATION" shall mean and include all Debt of the Borrower to the Bank, including, but not limited to, the Debt of the Borrower arising under the Note or any other document, instrument or agreement referred to herein.

                  "SUBSIDIARY" of a Person shall mean (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "TERMINATION DATE" shall mean the date upon which the Commitment Period ends.

                  "UNIFORM COMMERCIAL CODE" shall mean Chapters 1301 through 1310, inclusive, Ohio Revised Code, as from time to time amended.

                  "UNITED STATES" shall mean the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

         SECTION 1.2 USE OF TERMS. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in the exhibits and schedules hereto, the other Loan Documents and any other communications delivered from time to time in connection with this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, unless otherwise defined in the plural.

         SECTION 1.3 CROSS REFERENCES; HEADINGS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement or in any of the other Loan Documents shall refer to this Agreement or such Loan Documents as a whole and not to any particular provision of this Agreement or such Loan Documents. Section, article, schedule and exhibit references contained in this Agreement are references to sections, articles, schedules and exhibits in or to this Agreement unless otherwise specified. Any reference in any section or definition to any clause is, unless otherwise specified, to such clause of such section or definition. The various headings in this Agreement and the other Loan Documents are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or the other Loan Documents or any provision hereof or thereof.

         SECTION 1.4 ACCOUNTING TERMS. Any accounting term used in this Agreement and in the other Loan Documents and any certificate or other document made or delivered pursuant hereto or thereto that is not specifically defined shall have the meaning customarily given in accordance with GAAP; provided, however, that in the event that changes in GAAP shall be mandated by the


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


Financial Accounting Standards Board, or any similar accounting body of comparable standing, and to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Bank shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement. All calculations and determinations made with respect to financial covenants set forth herein shall be calculated and determined in Dollars.

                                   ARTICLE II

            AMOUNT AND TERMS OF COMMITMENT AND REVOLVING CREDIT LOANS

         SECTION 2.1  COMMITMENT.

                  (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make Loans to the Borrower from time to time during the Commitment Period up to a maximum amount of the Commitment; provided, however, the total amount of outstanding Loans shall at no time exceed the lesser of (x) the Commitment and (y) the Borrowing Base. Each borrowing for a Loan must be in a Dollar amount of at least $25,000.00.

                  (b) During the Commitment Period, within the limits of the Commitment and subject to the terms and conditions of this Agreement and the other Loan Documents, the Borrower may use its Commitment by borrowing, repaying the Loans, in whole or in part, and reborrowing.

         SECTION 2.2  NOTE.

                  (a) The Loans made by the Bank to the Borrower pursuant hereto shall be evidenced by the Note payable to the order of the Bank in an aggregate amount equal to the Commitment.

                  (b) The Note shall (i) be dated as of the date hereof, (ii) be in a principal amount corresponding to the aggregate amount of the Commitment,
(iii) bear interest as determined pursuant to this Agreement, (iv) mature on the Termination Date, and (v) require accrued interest to be paid on the applicable Interest Payment Date and at maturity in accordance with the terms of this Agreement.

                  (c) The Bank is hereby authorized to record electronically or otherwise (i) the date and amount of each Loan disbursement made by the Bank,
(ii) the date and amount of each payment or repayment of principal thereof, and
(iii) such other information as it deems necessary or appropriate, and may, if the Bank so elects in connection with any transfer or enforcement of the Note, endorse on a schedule forming a part thereof appropriate notation to evidence the foregoing information with respect to each such Loan then outstanding. Such recordation or endorsement shall constitute PRIMA FACIE evidence of the accuracy of the information so recorded or endorsed; provided, however, the failure of the Bank to make any such recordation(s) or endorsement(s) shall not affect


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

the obligation of the Borrower to repay outstanding principal, interest or any other amount due hereunder or under such Note in accordance with the terms hereof and thereof.

         SECTION 2.3  NOTICE OF LOAN BORROWING; FUNDING OF LOANS.

                  (a) When the Borrower desires to borrow hereunder, the Borrower shall give to the Bank a notice (a "Notice of Borrowing"), which (i) shall be irrevocable, and (ii) must be received by the Bank prior to 2:00 p.m., Columbus time, on the proposed date of the borrowing, which date shall be a Business Day (a "Borrowing Date"). Each such Notice of Borrowing shall specify
(i) the amount to be borrowed, and (ii) the requested Borrowing Date.

                  (c) Unless the Bank determines that any applicable condition specified in Article III has not been satisfied prior to 2:00 p.m., Columbus time, on the applicable Borrowing Date, the Bank shall make funds in the amount of the Loan available to the Borrower.

         SECTION 2.4 TERMINATION OF COMMITMENT. The Commitment shall terminate on the Termination Date and any Loans then outstanding, together with all accrued interest thereon and all other outstanding fees, charges and expenses payable hereunder and under the other Loan Documents shall be due and payable immediately.

         SECTION 2.5 INTEREST ON LOANS. Each Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made and continuing while outstanding and unpaid, at a rate equal to the Base Rate. Accrued interest shall be payable on each Interest Payment Date. The Base Rate shall be adjusted automatically and as of the effective date of any change in the Base Rate. Interest on Loans shall be calculated on the basis of a year of 360 days for the actual number of days elapsed. Any overdue principal of, and to the extent permitted by applicable law, overdue interest on, any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate equal to the Default Rate for such day. The Bank shall determine each Interest Rate applicable to the Loans hereunder and its determination shall be conclusive in the absence of manifest error.

         SECTION 2.6 FEES. During the Commitment Period, the Borrower shall pay to the Bank a commitment fee at a rate of 1/4% per annum of the daily average Available Commitment (calculated on the basis of a 360-day year for the actual number of days elapsed). Such commitment fee shall accrue on the Available Commitment beginning on the Effective Date and shall continue to accrue thereafter through the Termination Date. Such accrued commitment fees shall be payable (i) quarterly in arrears on the last day of each calendar quarter (beginning with the calendar quarter ending on March 31, 2001, and (ii) on the Termination Date.

         SECTION 2.7  PREPAYMENTS.

                  (a) The Borrower may prepay any Loan at any time without premium or penalty.

                  (b) Upon notice to the Borrower by the Bank, the Borrower shall prepay its Loans on each such date as and to the extent the outstanding balance of all Loans to the Borrower exceeds the Borrowing Base. Each such mandatory prepayment shall be applied to prepay such Loans.

         SECTION 2.8 GENERAL PROVISIONS AS TO THE LOANS AND PAYMENTS AND FUNDING OF LOANS.

                  (a) The Borrower shall make each payment of principal of, and interest on, the Loans and the Bank's fees hereunder not later than 11:00 a.m. Columbus time, on the date when due, in federal or other funds immediately available at the place where payment is due, to the Bank at the Bank's address set forth in Section 9.4. The Borrower authorizes the Bank to electronically debit all such payments and fees from the account(s) of the Borrower maintained with the Bank.

                  (b) Except as otherwise provided herein, whenever any payment of principal of, or interest on, any Loan or of such fees shall be due on a day which is not a Business Day, the day for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is so extended or is extended by operation of law or otherwise, interest thereon shall be payable for such extended time period.

                  (c) For the purpose of computing the Available Commitment, the Bank shall have the right, in its sole discretion, to treat as outstanding Loans under this Agreement the unpaid amount of any interest, fees, costs or expenses otherwise then due and payable hereunder and under the Note and the other Loan Documents; provided, however, that such interest, fees, costs or expenses shall not be deemed to be outstanding Loans for purposes of Section 2.6.

                  (d) All payments under the Loan Documents by the Borrower with respect to principal of, interest on, and any other amount relating to the Loans (including the commitment fee set forth in Section 2.6 in connection with the Available Commitment with respect to the Commitment), shall be made in Dollars.

         SECTION 2.9 USE OF PROCEEDS. The Borrower represents, warrants and agrees that the proceeds of the Loans made hereunder shall be used by the Borrower only for working capital and general corporate purposes.

         SECTION 2.10 LOAN ADMINISTRATION. The Bank shall have no obligation to advance or re-advance any sums or make any Loan pursuant to terms of this Agreement at any time when a Default or an Event of Default exists.

                                   ARTICLE III

                              CONDITIONS OF LENDING
                              ---------------------

         SECTION 3.1 CONDITIONS TO INITIAL LOAN. The agreement of the Bank to make the initial Loan hereunder on any Borrowing Date is subject to the satisfaction of the following conditions precedent as of such Borrowing Date:

                  (a) LOAN DOCUMENTS. The Bank shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower,
(ii) the Note, conforming to the requirements hereof and executed and delivered by a duly authorized officer of the Borrower, and (iii) each of the other Loan Documents, conforming to the requirements hereof and executed and delivered by a duly authorized officer or representative of each party thereto.

                  (b) CONSENTS. The Bank shall have received true copies (in each case certified as to authenticity on such date by such Person as may be appropriate or may be reasonably required by the Bank) of all documents and instruments, including all consents, authorizations and filings, required or advisable under any Requirements of Law or by any Contractual Obligation in connection with the execution, delivery, performance, validity and enforceability of this Agreement, the Note and the other Loan Documents, and such consents, authorizations and filings shall be reasonably satisfactory in form and substance to the Bank and its counsel and be in full force and effect.

                  (c) CORPORATE/ENTITY DOCUMENTS. The Bank shall have received true and complete certified copies of the Borrower's articles (certificate) of incorporation (formation), code of regulations (by-laws), operating agreement or other governing documents, and a copy of the resolutions (in form and substance satisfactory to the Bank) of the Board of Directors (or other governing Person) of the Borrower authorizing (i) the execution, delivery and performance of this Agreement, the Note and the other Loan Documents, as applicable, (ii) the consummation of the transactions contemplated hereby and thereby, (iii) the borrowing and other financial transactions provided for herein, and (iv) the documents provided for in this Agreement, certified by the secretary or an assistant secretary (or other appropriate officer) of the Borrower. Such certificate shall state that the resolutions set forth therein have not been amended, modified, revoked or rescinded as of the date hereof.

                  (d) GOOD STANDING CERTIFICATES. The Bank shall have received copies of certificates dated as of a recent date from the Secretary of State, or other appropriate authority of such jurisdiction, evidencing the good standing (or comparable status) of the Borrower in the jurisdiction of its incorporation (formation) and the jurisdiction of where its chief executive office is located.

                  (e) INCUMBENCY CERTIFICATES. The Bank shall have received a certificate of the secretary or an assistant secretary (or other appropriate officer) of the Borrower as to the incumbency and signature of the officer(s) of the Borrower executing this Agreement, the Note, the other Loan Documents and any certificate or other documents to be delivered pursuant hereto or thereto.

                  (f) SEARCHES; RELEASE OF EXISTING LIENS. The Bank shall have received (i) appropriate security interest and lien searches and tax and judgement lien searches undertaken at all appropriate offices of Governmental Authorities which name the Borrower (and any predecessor name of the Borrower within the previous 5 years), as a "debtor"; and (ii) all filing receipts, acknowledgments or other evidence satisfactory to it evidencing any recordation or filing necessary to release all Liens (except Liens permitted hereby).

                  (g) FINANCIAL INFORMATION. The Bank shall have received a copy of each of the financial statements referred to in Section 4.7.

                  (h) NO LITIGATION. No suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, the Note, the other Loan Documents or any of the transactions contemplated hereby or thereby, or (ii) which, in the reasonable judgment of the Bank, would have a Material Adverse Effect.

                  (i) NO VIOLATION. The consummation of the transactions contemplated hereby and by the Note and the other Loan Documents shall not contravene, violate or conflict with, nor involve the Bank in a violation of, any Requirement of Law.

                  (j) LEGAL OPINION. If requested by the Bank, the Bank shall have received the executed legal opinion of legal counsel to the Borrower, in form and substance satisfactory to the Bank with respect to the Borrower, the transactions contemplated hereby and such other matters as the Bank may reasonably request.

                  (k) INSURANCE CERTIFICATES. The Bank shall have received the certificates of insurance referred to in Section 5.8.

         SECTION 3.2  CONDITIONS TO EACH LOAN.

                  (a) The agreement of the Bank to make any Loan (including the initial Loan) hereunder on any Borrowing Date is subject to the satisfaction of the following conditions precedent as of such Borrowing Date:

                      (i) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to this Agreement, the Note or any other Loan Document delivered in connection herewith or therewith shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                      (ii) NO DEFAULT. No Event of Default nor Default shall have occurred and be continuing on such date or after giving effect to the Loan requested by the Borrower to be made on such date.

                      (iii) NO LITIGATION. No litigation, investigation or proceeding before or by any arbitrator or Governmental Authority shall be continuing or threatened against the Borrower questioning the enforceability of or the Borrower's authority to enter into this Agreement, the Note or the other Loan Documents.

                      (iv) ADDITIONAL DOCUMENTS. The Bank shall have received each additional document, instrument or item of information reasonably requested by the Bank.

                      (v) ADDITIONAL MATTERS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the Note and the other Loan Documents shall be reasonably satisfactory in form and substance to the Bank.

                  (b) Each Notice of Borrowing submitted by the Borrower hereunder shall constitute a representation and warranty by the Borrower to the Bank as of the date of such transaction that the conditions contained in this
Section 3.2 have been satisfied.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrower represents and warrants to the Bank that:

         SECTION 4.1 GOOD STANDING AND QUALIFICATION. The Borrower (i) is duly organized, validly existing and in good standing (or comparable status) under the laws of the jurisdiction of its incorporation or formation, (ii) has all requisite power and authority to own and operate its properties and to carry on its business as presently conducted, (iii) is duly qualified as a foreign corporation (or other entity) to do business in and is in good standing (or comparable status) under the laws of each jurisdiction where, by the nature of its business or because of the character of the properties owned or leased by it or the transaction of its business, failure to be so qualified would have a Material Adverse Effect or where failure to qualify would affect the ability of the Borrower to enforce any of its material rights, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, have a Material Adverse Effect.

         SECTION 4.2 AUTHORITY. The Borrower has full power and authority (i) to enter into this Agreement and all other Loan Documents to which each is a party,
(ii) to make the borrowings contemplated by this Agreement, (iii) to execute, deliver and perform this Agreement, the Note and the other Loan Documents and to incur the obligations provided for herein and therein, all of which have been duly authorized by all necessary and proper corporate action. No consent, waiver or authorization of, or filing with, any Person (including without limitation any Governmental Authority), is required to be made or obtained by the Borrower in connection with the borrowings hereunder or the execution, delivery, performance, validity or enforceability of this Agreement and all other Loan Documents, other than the filing of Financing Statements.

         SECTION 4.3 BINDING AGREEMENTS. This Agreement and all other Loan Documents constitute, and the Note, when executed and delivered pursuant hereto for value received, shall constitute, the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws affecting creditors' rights generally, provided, however, that the Borrower represents and warrants that no such limitations currently exist as of the date of this Agreement, or (ii) equitable principles which may limit the availability of the remedy of specific performance or other equitable remedies.

         SECTION 4.4 LITIGATION. There are no actions, suits, investigations or administrative proceedings of or before any court, arbitrator or Governmental Authority, pending or, to the knowledge of the Borrower, threatened against the Borrower or any of its properties or assets which: (i) either in any case or in the aggregate, if adversely determined, would have a Material Adverse Effect; or
(ii) question the validity of this Agreement or any other Loan Documents or any action to be taken in connection with the transactions contemplated hereby and thereby.

         SECTION 4.5 NO CONFLICTING LAW OR AGREEMENTS. The execution, delivery and performance by and of the Borrower of this Agreement and all other Loan Documents to which it is a party: (i) do not and will not violate any Requirement of Law; (ii) do not and will not violate any order, decree or judgment by which the Borrower is bound; (iii) do not and will not violate or conflict with, result in a breach of or constitute (with notice, lapse of time, or otherwise) a default under any material agreement, mortgage, indenture or contract to which the Borrower is a party, or by which the Borrower's properties are bound; or (iv) do not and will not result in the creation or imposition of any lien, security interest, charge or encumbrance of any nature whatsoever upon any Property of the Borrower, other than in favor of the Bank.

         SECTION 4.6 TAXES. With respect to all taxable periods, the Borrower has filed all tax returns which are required to be filed and all federal, state, provincial, municipal, franchise and other taxes shown to be due and payable on such filed returns have been paid or have been reserved against, as required by GAAP, and the Borrower knows of no unpaid assessment against the Borrower.

         SECTION 4.7 FINANCIAL STATEMENTS. The Borrower has heretofore delivered to the Bank (i) the audited annual consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1999, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended; and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of September 30, 2000, and the related unaudited consolidated statements of income and cash flows for the nine (9) Fiscal Months then ended. Such financial statements, with accompanying footnotes (if any), fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries, as of the dates and for the periods referred to and have been prepared in accordance with GAAP consistently applied by the Borrower and its Subsidiaries throughout the periods involved. The financial statements referred to in this Section 4.7 do not, nor does this Agreement or any written statement furnished by the Borrower to the Bank in connection herewith, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading.

         SECTION 4.8 ADVERSE DEVELOPMENTS. Since the date of the financial statements most recently furnished to the Bank, there has been no change in the business, prospects, operations or condition, financial or otherwise, of the Borrower or its properties or assets which would have a Material Adverse Effect.

         SECTION 4.9 EXISTENCE OF ASSETS AND TITLE THERETO. The Borrower has good and marketable title to its properties and assets, including the properties and assets reflected in the financial statements referred to herein. Such properties and assets are not subject to any Lien except as expressly permitted under the terms of this Agreement.

         SECTION 4.10 REGULATIONS S,T,U OR X. The Borrower is not engaged, nor will the Borrower engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" under Regulation U of the Board of Governors of the Federal Reserve System as now or from time to time in effect. No part of the proceeds of the borrowings hereunder will be used, directly or indirectly, for the purpose of "purchasing" or "carrying" any "margin stock". The terms "purchasing," "carrying" and "margin stock" shall be as defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System. No part of the proceeds of the borrowings hereunder will be used, directly or indirectly, for any purpose which violates, or which is inconsistent with, the provisions of Regulations S, T, U or X of said Board of Governors. If requested by the Bank, the Borrower shall furnish to the Bank a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U to the foregoing effect.

         SECTION 4.11 COMPLIANCE. No Default or Event of Default has occurred or is existing. The Borrower is not in default with respect to any order, writ, injunction or decree of any court or of any federal, state, municipal or other Governmental Authority or in violation of any Requirement of Law to which it or its properties are subject, which default or violation might have a Material Adverse Effect. The Borrower is not in default in the payment or performance of any of its obligations or in the performance of any Contractual Obligation to which it is a party or by which it or any of its assets or properties may be bound, which default might have a Material Adverse Effect. The Borrower has not failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, which violation or failure might have a Material Adverse Effect.

         SECTION 4.12 LEASES. The Borrower enjoys quiet and undisturbed possession under all leases under which it is operating, and all such leases are valid and subsisting, and not in default.

         SECTION 4.13 PENSION PLANS. No ERISA Event has occurred with respect to any Plan of the Borrower or any member of its ERISA Group. The PBGC has not made a determination that, with respect to any Plan of the Borrower or any member of its ERISA Group, an event or condition has occurred which constitutes grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any such Plan. Neither the Borrower nor any member of its ERISA Group is in violation of any laws, ordinances, governmental rules or regulations to which it is subject, including without limitation any laws, rulings or regulations relating to ERISA or Section 4975 of the Code, which violation might have a Material Adverse Effect.

         SECTION 4.14 INVESTMENT COMPANY; HOLDING COMPANY. The Borrower is not
(i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, (ii) a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any regulatory scheme which restricts its ability to incur Debt.

         SECTION 4.15 NO INSOLVENCY.

                  (a) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Loan, if any, made on the date hereof and after giving effect to the application of the proceeds of such Loans, (i) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

                  (b) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         SECTION 4.16 ENVIRONMENTAL MATTERS.

                  (a) The Borrower has not used Hazardous Materials on, from or affecting any real property owned, leased or used by the Borrower (the "Real Property") in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, which violation would have a Material Adverse Effect, and, to the best knowledge of the Borrower, no present or prior owner of the Real Property or any tenant, subtenant, occupant, prior tenant, prior subtenant or prior occupant has used Hazardous Materials on, from or affecting the Real Property in any manner which violates any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

                  (b) The Borrower has not received any notice of any violation of any Environmental Laws governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and there have been no actions commenced or, to the best knowledge of the Borrower, threatened by any party for noncompliance therewith.

         SECTION 4.17 ACCURACY OF INFORMATION. All information, reports and other papers and data (including without limitation, copies of all filings made with all Governmental Authorities) furnished heretofore or contemporaneously herewith by or on behalf of the Borrower to the Bank or any Person furnishing an opinion required to be delivered hereunder for purposes of or in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, is, and all other such information hereafter furnished by or on behalf of the Borrower to the Bank or any Person furnishing an opinion required to be delivered hereunder will be, true and accurate in every material respect on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information not misleading and the Borrower has notified the Bank of all events that have occurred since such date that would render such information incomplete or misleading.

         SECTION 4.18 ASSETS FOR CONDUCT OF BUSINESS. The Borrower possesses adequate assets, patents, patent applications, copyrights, trademarks, servicemarks and trade names, or licenses thereto, to continue to conduct its business as heretofore conducted, without any material conflict with the rights of others, except that the failure to possess such asset or assets, in the aggregate, would not have a Material Adverse Effect.

         SECTION 4.19 TRADE RELATIONS. There exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Borrower with any customer or any group of customers whose purchases individually or in the aggregate are material to the business of the Borrower which would have a Material Adverse Effect, and there exists no present condition or state of facts or circumstances known to the Borrower that would have a Material Adverse Effect or prevent the Borrower from conducting its business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which such business has heretofore been conducted.

         SECTION 4.20 CONTINGENT OBLIGATIONS. The Borrower does not have any Contingent Obligations other than those set forth on Schedule 4.20.

         SECTION 4.21 SUBSIDIARIES. Schedule 4.21 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS
                              ---------------------

         So long as the Borrower may borrow under this Agreement and until payment in full of the Note and all other amounts and obligations owing to the Bank hereunder and under the other Loan Documents, the Borrower shall, unless the Bank otherwise consents in writing:

         SECTION 5.1 FINANCIAL STATEMENTS. Furnish to the Bank:

                  (a) as soon as available, but in any event within 90 days after the end of each Fiscal Year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related audited consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous year, together with the opinion of independent certified public accountants of nationally recognized standing, which opinion shall not contain a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or qualification which would affect the computation of financial covenants contained herein other than a qualification for consistency due to a change in the application of GAAP with which the Borrower's and its Subsidiaries' independent certified public accountants concur; and

                  (b) as soon as available, but in any event within 30 days after the end of each Fiscal Month of the Borrower, a copy of the unaudited consolidated internally prepared balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Month and the related unaudited consolidated internally prepared statements of income, shareholders' equity and cash flows for such Fiscal Month and for the portion of the Borrower's and its Subsidiaries' Fiscal Year ended at the end of such Fiscal Month, setting forth in each case in comparative form the figures for the corresponding Fiscal Month and corresponding portion of the Borrower's and its Subsidiaries' previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, GAAP and consistency by an Authorized Officer.

         SECTION 5.2  CERTIFICATES; OTHER INFORMATION.  Furnish to the Bank:

                  (a) concurrently with the delivery of each annual financial statement of the Borrower and its Subsidiaries referred to in Section 5.1(a) and each monthly financial statement of the Borrower and its Subsidiaries referred to in Section 5.1(b), a certificate in form and substance satisfactory to the Bank (a "Compliance Certificate"), certified by an Authorized Officer of the Borrower as true and correct and stated to have been made after due examination by such Authorized Officer (i) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, (ii) setting forth in detail the calculations required to establish whether the Borrower was in compliance with the financial covenants set forth in Section 6.19 on the date of such financial statements, and (iii) stating that the representations and warranties expressed in Article IV are true, correct and complete in all material respects on and as of the date of such certificate and, if any such representation or warranty is not so true, correct and complete, setting forth the details thereof;

                  (b) promptly after the same are prepared, a copy of each annual business plan, budget and financial forecast prepared by management of the Borrower for each Fiscal Year;

                  (c) as soon as available, but in any event within 30 days after the last day of each Fiscal Month of the Borrower, or such other time, and from time to time, as may be requested by the Bank, a certificate in form and substance satisfactory to the Bank (a "Borrowing Base Certificate"), certified by an Authorized Officer of the Borrower as true and correct, setting forth all information required to calculate the Borrowing Base for the Borrower, including the amount of Eligible Accounts Receivable and Eligible Inventory, in each case as of the last Business Day of said Fiscal Month;

                  (d) as soon as available, but in any event within 30 days after the end of each Fiscal Month, accounts payable aging reports and accounts receivable aging reports; and

                  (e) promptly, on reasonable notice to the Borrower, such additional financial and other information concerning the Borrower as the Bank may from time to time reasonably request.

         SECTION 5.3 PAYMENT OF OBLIGATIONS. Pay, discharge or otherwise satisfy, at or before maturity or before they become delinquent, as the case may be, all its Debt, including without limitation all amounts due under the Note and hereunder, and other material obligations of whatever nature, except for any Debt or other obligations (including any obligations for taxes), when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.

         SECTION 5.4 COMPLIANCE WITH LAW; MAINTENANCE OF RIGHTS, PERMITS, ETC. Comply with all Requirements of Law; and (x) preserve, renew and keep in full force and effect all, (y) take all reasonable action to maintain all, and (z) not sell, transfer or otherwise dispose of any, rights, privileges, contracts, licenses, permits, copyrights, patents, trademarks, trade names and franchises necessary or desirable in the normal conduct of its business.

         SECTION 5.5 INSPECTION OF PROPERTY; BOOKS AND RECORDS; DISCUSSIONS. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, subject in the case of interim statements to year-end audit adjustments; and permit representatives of the Bank (at the Borrower's expense) to (i) visit and inspect any of its properties, undertake audits of the Collateral and examine and make abstracts from any of the books and records at any reasonable time and as often as may reasonably be requested in writing, and (ii) discuss the business, operations, properties and financial and other condition of the Borrower and, if notice thereof is given to the Borrower prior to the date of such discussions and provided the Borrower shall be entitled to participate in such discussions, with its independent certified public accountants.

         SECTION 5.6 NOTICES. Promptly give notice to the Bank:

                 (a) of the occurrence of any Default or Event of Default;

                 (b) of any (i) default under any loan, letter of credit agreement or acceptance agreement, (ii) default under any other Contractual Obligations that would enable the obligee of such obligations to compel the Borrower to immediately pay all amounts owing thereunder or otherwise accelerate payments thereunder and which would have a Material Adverse Effect, or (iii) litigation, investigation or proceeding which may exist at any time between the Borrower and any Governmental Authority, which, if adversely determined, would have a Material Adverse Effect;

                 (c) of any litigation or proceeding affecting or threatened against the Borrower (i) in which the amount involved is $100,000 or more, or
(ii) in which injunctive or similar relief is sought;

                 (d) of the following events, as soon as possible and in any event within 30 days after the occurrence thereof: (i) the occurrence of any Reportable Event with respect to any Plan of the Borrower or any member of its ERISA Group with respect to which the PBGC has not waived the 30 day reporting requirement, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any member of its ERISA Group to terminate or withdraw or partially withdraw from any Plan under circumstances which could lead to material liability to the PBGC or, with respect to a Multiemployer Plan, the Reorganization or Insolvency (as each such terms are defined in ERISA) of the Plan and in addition to such notice, deliver to the Bank whichever of the following may be applicable: (A) a certificate of an appropriate officer of the Borrower setting forth details as to such Reportable Event and the action the Borrower proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (B) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be;

                 (e) of any change relating to the business, operations, Property or financial or other condition of the Borrower which would have a Material Adverse Effect;

                 (f) of any proposed sale, disposal or issuance of any security, debt or equity, or options for any of the foregoing, of the Borrower (excluding stock options and restricted stock awards under the Borrower's compensation plans) to any Person prior to any such sale, disposal or issuance; and

                 (g) of any notice of default with respect to the Ethicon Agreement.

         Each notice pursuant to this Section 5.6 shall be accompanied by a statement of an Authorized Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

         SECTION 5.7 TAXES. Pay and discharge all taxes, assessments, governmental charges and levies upon, or collected by, the Borrower as and when they become due and payable, unless, and only to the extent that, such taxes, assessments, governmental charges and levies shall be contested in good faith by appropriate proceedings and shall have been reserved against as required by GAAP, by the Borrower.

         SECTION 5.8 MAINTENANCE OF PROPERTY; INSURANCE.

                  (a) Keep all of its Property useful in and necessary to its business in good working order and condition;

                  (b) Maintain and keep in full force and effect Required Property Insurance Coverage and Required Public Liability Insurance Coverage. All such insurance shall be obtained and maintained either by means of policies with generally recognized, responsible insurance companies qualified to do business in the jurisdiction where such Property is located or pursuant to other arrangements satisfactory to the Bank. The insurance to be provided may be by blanket policy. Each policy of insurance shall be written so as not to be subject to cancellation or substantial modification upon less than 30 days advance written notice to the Borrower, and the Borrower shall so inform the Bank of the receipt, and contents, of any such notice. The Borrower shall deposit with the Bank certificates or other evidence satisfactory to it that (i) the insurance required hereby has been obtained and is in full force and effect, and (ii) all premiums thereon have been paid in full. Prior to the expiration of any such insurance, the Borrower shall furnish the Bank with evidence satisfactory to it that such insurance has been renewed or replaced and that all premiums thereon have been paid in full. In the event the Borrower fails to provide, maintain and keep in force the policies of insurance required by this
Section 5.8, the Bank may procure such insurance or single-interest insurance for such risk covering the Bank's interest and the Borrower shall pay all premiums thereon promptly upon demand by the Bank, together with interest thereon at the highest rate then in effect under the Note. Any proceeds of policies providing Required Property Insurance Coverage shall be applied as set forth in the Security Agreement; any proceeds of policies providing Required Public Liability Insurance Coverage shall be applied toward the extinguishment or satisfaction of the liability with respect to which such insurance proceeds have been paid.

                  (c) Maintain such other insurance, including any necessary flood insurance, in such amounts and pursuant to policies in form and substance satisfactory to the Bank, as the Bank may require at any time and from time to time.

         SECTION 5.9 ERISA FUNDING REQUIREMENTS. Comply, and cause each member of its ERISA Group to comply, with all funding requirements of ERISA with respect to any Plan of each and/or any member of its ERISA Group.

         SECTION 5.10 INDEMNIFICATION. Defend, indemnify and hold the Bank and any of its officers, directors, agents and employees harmless against any and all loss, cost, expense (including the reasonable fees and expenses of counsel), claims or actions relating to or arising out of this Agreement, the Note and the other Loan Documents, or any actual or proposed use of proceeds of the Loans, regardless of whether or not the disbursement of any Loans shall actually occur, unless any such loss, cost, expense, claim or action are due to the gross negligence or willful misconduct of the Bank. The provisions of this Section
5.10 shall survive the termination of this Agreement.

         If any claim, action or proceeding is made or brought against the Bank or any such officers, directors, agents and employees in respect of which indemnity may be sought hereunder, the Bank shall give notice to the Borrower of the claim, action or proceeding and upon such notice, at the option of the Bank,
(i) the Borrower shall assume, at the Borrower's expense, the defense of the action or proceeding with legal counsel reasonably satisfactory to the Bank,
(ii) the Borrower shall so assume the defense of the action or proceeding with the participation of the Bank, at the Borrower's expense, in such defense, or
(iii) the Bank shall assume the defense of the claim, action or proceeding, at the Borrower's expense; provided that the failure of the Bank to give such notice shall not relieve the Borrower from any of its obligations under this Section
5.10 unless the failure prejudices the defense by the Borrower of the claim, action or proceeding.

         SECTION 5.11 PERFORMANCE UNDER LOAN DOCUMENTS. Perform all obligations required to be performed by it under the terms of this Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between the Borrower and the Bank.

         SECTION 5.12 CORPORATE EXISTENCE; FOREIGN QUALIFICATION. Do or cause to be done at all times all things necessary to: (i) maintain and preserve its corporate existence; (ii) be duly qualified to do business and be in good standing as a foreign corporation in each jurisdiction where failure to do so will have a Material Adverse Effect; and (iii) comply with all Contractual Obligations where failure to do so will have a Material Adverse Effect.

         SECTION 5.13 MAINTENANCE OF BUSINESS. Maintain the general character of the business of the Borrower as presently conducted.

         SECTION 5.14 ENVIRONMENTAL MATTERS.

                  (a) Keep or cause the Real Property to be free of Hazardous Materials except to the extent that such Hazardous Materials are stored and/or used in material compliance with all applicable Environmental Laws; and, without limiting the foregoing, the Borrower shall not cause or permit the Real Property to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials, except in material compliance with all applicable Environmental Laws, nor shall the Borrower knowingly cause or permit, as a result of any intentional or negligent act or omission on the part of the Borrower, or any tenant, subtenant or occupant, a material release of Hazardous Materials onto the Real Property; and

                  (b) (x) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove any Hazardous Materials on, under, from or affecting the Real Property in accordance with all applicable Environmental Laws, to the satisfaction of the Bank and in accordance with the orders and directives of all Governmental Authorities and (y) defend, indemnify and hold harmless the Bank and its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatsoever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way relating to (A) the presence, disposal, release or threatened release of any Hazardous Materials on, over and under, from or affecting the Real Property or the soil, water, vegetation, buildings, personal Property, persons or animals thereon; and (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or relating to such Hazardous Materials including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, court costs and litigation expenses.

                  (c) The provisions of this Section 5.14 shall be in addition to any and all other obligations and liabilities the Borrower may have to the Bank at common law and shall survive (i) the repayment of all sums due under the Note and any other Loan Document and (ii) the satisfaction of all other obligations of the Borrower hereunder and under the other Loan Documents.

         SECTION 5.15 PRIMARY DEPOSITORY. Maintain its primary banking and depository accounts with the Bank or its Affiliates, with a minimum compensating balance of $250,000 at all times.

                                   ARTICLE VI

                               NEGATIVE COVENANTS
                               ------------------

         So long as the Borrower may borrow under this Agreement and until payment in full of the Note and all other amounts and obligations owing to the Bank hereunder and under the other Loan Documents, the Borrower shall not, unless the Bank shall otherwise consent in writing (which consent shall not be unreasonably withheld):

         SECTION 6.1 MORTGAGES AND PLEDGES. Create, incur, assume or suffer to exist (x) any Lien upon or in any of its Property, whether now owned or hereafter acquired, or (y) an agreement with any Person (other than the Bank) which prohibits or restricts the granting of any such Lien in favor of the Bank, except:

                  (a) Liens securing taxes, assessments, fees or other governmental charges or levies, or the claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar Persons;

                  (b) Liens incurred or deposits made in the ordinary course of business (i) in connection with worker's compensation, unemployment insurance, social security and other similar laws, (ii) to secure the performance of bids, tenders, sales, contracts, public or statutory obligations, customs, appeal and performance bonds, or (iii) other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

                  (c) reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting Real Property, provided they do not in the aggregate materially detract from the value of such properties or materially interfere with their use in the ordinary conduct of the Borrower's business;

                  (d) Liens in favor of the Bank;

                  (e) Liens in respect of judgements or awards with respect to which the Borrower is, in good faith, prosecuting an appeal or proceeding for review and with respect to which a stay of execution upon such appeal or proceeding for review has been granted;

                  (f) notice filing by any creditor/lessor in respect of any operating leases;

                  (g) Liens on intangibles in favor of Ethicon Endo-Surgery, Inc. pursuant to the Ethicon Agreement; and

                  (h) Liens securing purchase money Debt which does not exceed, when aggregated with Capitalized Lease Obligations permitted by Section 6.15, $50,000.

         SECTION 6.2 MERGER, CONSOLIDATION, SALE AND ACQUISITION OF ASSETS.

                  (a) Enter into any transaction of merger or consolidation;

                  (b) Suffer or permit any liquidation or dissolution;

                  (c) Sell, lease or otherwise transfer all or any material part of its business or assets, whether now owned or hereafter acquired (with materiality being determined by Bank in its reasonable discretion);

                  (d) Make any material change in the method by which it conducts business; or

                  (e) Acquire all or any material part of the business assets of any Person.

         SECTION 6.3 CONTINGENT OBLIGATIONS. Except for Contingent Obligations set forth on Schedule 4.20, assume, guarantee, endorse, sell with recourse, contingently agree to purchase, discount, or otherwise become or remain liable with respect to any Contingent Obligations or enter into any agreement for the purchase or other acquisition of any product, materials or supplies, or for transportation or for the payment for services, if in any such case payment therefor is to be made regardless of the non-delivery of the product, materials or supplies or the non-furnishing of the transportation or services.

         SECTION 6.4  TRANSACTIONS WITH AFFILIATES AND SUBSIDIARIES.

                  (a) Enter into any transactions, including without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except (i) in the ordinary course of, and pursuant to the reasonable requirements of, its business and upon fair and reasonable terms no less favorable to the Borrower as would be obtained in an arm's length transaction with a Person not an Affiliate, and (ii) sales of goods to an Affiliate for an amount equal to the sum of (x) the cost of such goods, PLUS (y) 2% of the cost of such goods.

                  (b) Make any loans or advances to its Affiliates or Subsidiaries.

                  (c) Transfer any funds, monies or any other Property to its Subsidiaries.

         SECTION 6.5  COMPLIANCE WITH ERISA.

                  (a) Allow or suffer to exist any Prohibited Transaction involving any Plan of the Borrower or any member of its ERISA Group;

                  (b) incur or suffer to exist any accumulated funding deficiency, whether or not waived, involving any such Plan; or

                  (c) allow any occurrence of or suffer to exist any ERISA Event, or any other event or condition, that presents a material risk of termination of any such Plan by the PBGC, if such Prohibited Transaction, accumulated funding deficiency or ERISA Event would result in a liability of the Borrower or any member of its ERISA Group to the PBGC which would have a Material Adverse Effect.

         SECTION 6.6 DEBT RESTRICTION. Incur, assume, guarantee or otherwise create any Debt other than (i) the Loans provided for pursuant to this Agreement and (ii) purchase money Debt which does not exceed, when aggregated with Capitalized Lease Obligations permitted by Section 6.15, $50,000.

         SECTION 6.7 INVESTMENTS. Hold, make or acquire any Investment in any Person other than (i) Investments existing as of the Effective Date, and (ii) those Investments set forth on Schedule 4.21.


         SECTION 6.8 SALE OF SECURITIES. Sell, dispose or issue, or agree to sell, dispose or issue, any security, debt or equity, or options for any of the foregoing, of the Borrower to any Person if any such sale, disposal or issuance would result in a Change of Control.

         SECTION 6.9 LIMITATION ON SUBSIDIARIES. Create any Subsidiaries after the Effective Date.

         SECTION 6.10 CHANGE IN FISCAL YEAR. Change its Fiscal Year.

         SECTION 6.11 CHANGE IN GOVERNING DOCUMENTS. Restate, replace or otherwise change, amend or modify, nor permit any restatement, replacement, change, amendment or modification of, any organizational and governing documents of the Borrower.

         SECTION 6.12 CHANGE IN ACCOUNTING PRACTICES. Permit any changes in its accounting practices in effect as of the Effective Date.

         SECTION 6.13 SALE AND LEASEBACK. Enter into any arrangements whereby the Borrower shall sell or transfer any of its Property and then or within one year thereafter, as lessee, rent or lease such Property which require, in the aggregate, rent and lease payments in excess of $100,000 in any Fiscal Year.

         SECTION 6.14 DISPOSING OF NOTES/ACCOUNTS RECEIVABLE. Discount, sell or otherwise dispose of its notes or accounts receivable.

         SECTION 6.15 OBLIGATIONS AS LESSEE. Enter into any arrangements as lessee under Capitalized Leases which require lease payments in any Fiscal Year which, when aggregated with outstanding purchase money Debt permitted by Section 6.6, exceed $50,000.

         SECTION 6.16 RESTRICTED PAYMENTS. Declare or make any Restricted
Payment.

         SECTION 6.17 ETHICON AGREEMENT. Amend, modify, supplement, revise, waive any provision of, or otherwise change any provision of the Ethicon Agreement.

         SECTION 6.18 MANAGEMENT. Permit any material change in the key management of the Borrower.

         SECTION 6.19 FINANCIAL COVENANTS.

                  (a) FIXED CHARGE COVERAGE RATIO. Permit the ratio, determined as of the end of each Fiscal Quarter for the then most-recently ended two Fiscal Quarters, of (i) Consolidated EBIDA plus Consolidated Rentals minus Consolidated Capital Expenditures (including any capitalized research and development expenditures) and plus or minus, as applicable, changes in deferred revenue, to
(ii) Consolidated Interest Expense, plus Consolidated Rentals, plus required principal payments of non-revolving Debt, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.2 to 1.0.

                  (b) MINIMUM CURRENT RATIO. Permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.7 to
1.0 at any time.

                                   ARTICLE VII

                           EVENTS OF DEFAULT; REMEDIES
                           ---------------------------

         SECTION 7.1  EVENTS OF DEFAULT; REMEDIES.

                  (a) The occurrence of any of the following shall constitute an "Event of Default" hereunder:

                      (i) the Borrower fails to pay any principal, interest, fees or any other amount payable under the Note, under this Agreement or under any other Loan Document in accordance with the terms thereof and hereof when due;

                      (ii) the Borrower (A) fails to observe or perform any other term of the Note, this Agreement or any other Loan Document and such failure shall not have been cured within 30 days; provided, however, that such 30 day cure period shall not apply to (x) any failure which in the good faith opinion of the Bank is incapable of cure, (y) any failure which has previously occurred, or (z) any failure to maintain and keep in effect any insurance required by the Loan Documents; (B) makes any materially incorrect or misleading representation, warranty, or certificate to the Bank; or (C) makes any materially incorrect or misleading representation in any financial statement or other information delivered to the Bank;

                      (iii) any event or condition occurs which results in the acceleration of the maturity of any Debt of the Borrower or enables (or, with the giving of notice, lapse of time or otherwise, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

                      (iv) a Reportable Event occurs that would permit the PBGC to terminate any employee benefit plan of the Borrower or any member of its ERISA Group, or the occurrence of an ERISA Event which shall not have been cured within 60 days;

                      (v) the Borrower becomes insolvent or unable to pay its debts as they become due;

                      (vi) the Borrower (A) makes an assignment for the benefit of creditors; (B) consents to the appointment of a custodian, receiver, or trustee for itself or for a substantial part of its assets; or (C) commences or consents to any proceeding under any bankruptcy, reorganization, liquidation, insolvency or similar laws of any jurisdiction,, whether now or hereafter in effect;

                      (vii) a custodian, receiver or trustee is appointed for the Borrower or for a substantial part of its assets without the Borrower's consent and is not removed within 90 days after such appointment;

                      (viii) proceedings are commenced against the Borrower under any bankruptcy, reorganization, liquidation, or similar laws of any jurisdiction, and such proceedings remain undismissed for 90 days after commencement;

                      (ix) Any judgment is entered against the Borrower, or any attachment, levy or garnishment is issued against any Property of the Borrower, in excess of $100,000, and which judgment, attachment, levy or garnishment has not been discharged or stayed within 30 days after issuance;

                      (x) there is a substantial change in the existing or prospective financial condition of the Borrower which the Bank in good faith determines to have a Material Adverse Effect;

                      (xi) the Ethicon Agreement is terminated or cancelled;

                      (xii) the Borrower defaults under any of its obligations under the Ethicon Agreement; or

                      (xiii) a Change in Control occurs.

         (b) Upon the happening of any Event of Default, (i) the Commitment shall terminate and all obligations of the Bank to make further Loans hereunder shall terminate, (ii) all amounts owing under the Note, this Agreement and all other Loan Documents shall become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) the Bank shall have all of the rights and remedies provided by any law or agreement. The Borrower, shall be liable to the Bank for all reasonable costs and expenses of every kind incurred in the making or collection of amounts due hereunder and under the Note and the other Loan Documents, including, without limitation, reasonable attorneys' fees and court costs. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Bank in any bankruptcy, reorganization, insolvency or other similar proceeding. The Borrower shall be liable for any deficiency remaining after disposition of the Collateral securing the Note and all other obligations under the Loan Documents.

         SECTION 7.2 APPLICATION OF PROCEEDS. Any moneys received by the Bank pursuant to the exercise of any remedies provided herein or in the other Loan Documents or by law shall be applied in the following order of priority:

         First: the payment of the Bank for all moneys reasonably advanced by it for taxes, assessments, insurance, costs incurred for the protection of any Property of the Borrower and costs incurred in the collection thereof (including, without limitation, reasonable attorneys' fees and expenses);

         Second: the payment to the Bank of all unpaid interest, fees and other sums and/or charges (other than the principal of the Loans) owing to the Bank hereunder and the other Loan Documents;

         Third: the payment to the Bank of all unpaid principal of Loans; and

         Fourth: to, or at the direction of, the Borrower, or as a court of competent jurisdiction otherwise directs.

                                  ARTICLE VIII

                             CHANGE IN CIRCUMSTANCES
                             -----------------------

         SECTION 8.1  INCREASED COST AND REDUCED RETURN.

                  (a) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank, or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), shall
(i) affect the basis of taxation of payments to the Bank of any amounts payable by the Borrower under this Agreement or any other Loan Document (other than taxes imposed on the overall net income of the Bank by the jurisdiction, or by any political subdivision or taxing authority of such jurisdiction, in which the Bank has its principal office), or (ii) impose, modify or deem applicable any reserve, special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Bank, or (iii) impose on the Bank any other condition affecting the Loans, the Note or the Bank's obligation to make Loans and the result of any of the foregoing is to increase the cost to the Bank of making, funding or maintaining any Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement or under the Note with respect thereto, by any amount deemed by the Bank in good faith to be material, then, within 15 days after submission by the Bank to the Borrower of a written demand therefor, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction. The Bank's written demand to the Borrower for compensation shall set forth in reasonable detail the computation of any additional amounts payable to the Bank by the Borrower, and such demand and computation shall be conclusive in the absence of manifest error.

                  (b) In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to the Bank or any interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive of any such authority (whether or not having the force of law), including any risk-based capital guidelines, affects or would affect the amount of capital required or expected to be maintained by the Bank (or any corporation controlling the Bank) and the Bank determines that the amount of such capital is increased by or based upon the existence of the Bank's obligations hereunder and such increase has the effect of reducing the rate of return on the Bank's (or such controlling corporation's) capital as a consequence of such obligations hereunder to a level below that which the Bank (or such controlling corporation) could have achieved but for such circumstances (taking into consideration its policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then, within 15 days after submission by the Bank to the Borrower of a written demand therefor, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction. The Bank's written demand to the Borrower for compensation shall set forth in reasonable detail the computation of any additional amounts payable to the Bank by the Borrower, and such demand and computation shall be conclusive in the absence of manifest error.

                  (c) The Bank shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section 8.1. A certificate of the Bank claiming compensation under this Section 8.1 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive and binding for all purposes, absent manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

                  (d) Notwithstanding the foregoing provisions of this Section 8.1, the Borrower shall not be under any obligation to compensate the Bank under this Section 8.1 with respect to increased costs or reductions to the extent that the Bank is compensated therefor in the computation of the Interest Rates applicable to the Loans; nor shall the Borrower shall be under any obligation to so compensate the Bank to the extent that such increased costs or reductions arise from any period prior to a date that is three months prior to the date of any demand for compensation by Bank, if the Bank knew or could reasonably have been expected to be aware of the circumstances giving rise to such increased costs or reductions and of the fact that such circumstances would in fact result in a claim for increased compensation by reason of such increased costs or reductions. The Bank represents to the Borrower that, as of the date hereof, it is not aware of any fact or circumstance that would give rise to a claim for compensation under this Section 8.1.

         SECTION 8.2 TAXES.

                  (a) For the purposes of this Section 8.2, the following terms have the following meanings:

                      "TAXES" shall mean any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under the Note, and all liabilities with respect thereto, excluding, in the case of the Bank, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which the Bank is organized or in which its principal executive office is located.

                      "OTHER TAXES" shall mean any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under the Note or from the execution or delivery of, or otherwise with respect to, this Agreement or, the Note or any other Loan Document.

                  (b) Any and all payments by the Borrower to or for the account of the Bank hereunder or under the Note or other Loan Document shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.2) the Bank receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Bank the original or a certified copy of a receipt evidencing payment thereof.

                  (c) The Borrower agrees to indemnify the Bank for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.2) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification provided for in this subsection (c) shall be paid within 15 days after the Bank makes demand therefor.

                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

         SECTION 9.1 EXPENSES. Whether or not the transactions herein contemplated shall be consummated, the Borrower agrees to pay all out-of-pocket expenses (including reasonable fees and expenses of counsel) of the Bank incurred in connection with the preparation of this Agreement, the Note and the other Loan Documents and any amendments, modifications or supplements hereto or thereto or restatements or replacements hereof or thereof, any audit, appraisal or other such service deemed necessary or desirable by the Bank for the preparation of the Agreement, underwriting documents or enforcing the Bank's rights hereunder, and all out-of-pocket expenses (including reasonable fees and expenses of its counsel) incidental to the enforcement of the rights of the Bank under any provisions of this Agreement, the Note and any other Loan Document.

         SECTION 9.2 COVENANTS TO SURVIVE, BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Bank, the Borrower and their respective successors or assigns; provided, however, that the Borrower may not assign or otherwise dispose of any of its rights or obligations hereunder. All covenants, agreements, warranties and representations made herein, and in all certificates and documents delivered in connection with this Agreement by or on behalf of the Borrower shall survive the execution and delivery hereof and thereof, and all such covenants, agreements, representations and warranties shall inure to the respective successors and assigns of the Bank whether or not so expressed.

         SECTION 9.3 WAIVERS. No failure on the part of the Bank to exercise and no delay in exercising any right or remedy hereunder or under the Note or any other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right, remedy or power hereunder thereunder preclude any other right, remedy or power. The rights, remedies and powers provided herein, in the Note and the other Loan Documents are cumulative and not exclusive of any other rights, remedies or powers which Bank, or any holder of the Note, would otherwise have. Notice to or demand on the Borrower in any circumstance in which the terms of this Agreement, the Note or the other Loan Documents do not require notice or demand to be given shall not entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Bank, or the holder of the Note, to take any other further action in any circumstances without notice or demand.

         SECTION 9.4 NOTICES.

                 (a) Except as provided below in subsection (b) of this Section 9.4, notice from one party to another relating to this Agreement shall be deemed effective if made in writing and delivered to the recipient's address set forth below (or to such other address as such party shall give notice) by any of the following means: (i) hand delivery, (ii) registered or certified mail, postage prepaid, with return receipt requested, or (iii) Federal Express, Airborne Express or like overnight courier service. Notice made in accordance with this
Section 9.4 shall be deemed delivered on receipt if delivered by hand, on the third business day after mailing if mailed by registered or certified mail, or the next Business Day after mailing or deposit with an overnight courier service if delivered by overnight courier for next day delivery.

         If to the Bank:       Firstar Bank, N.A.
                               Commercial Banking
                               175 South Third Street
                               Columbus, OH 43215
                               Attention: J. Todd Price, Vice President
                               Telecopier number: (614) 232-8098

         If to the Borrower:   Neoprobe Corporation
                               425 Metro Place North, Suite 300
                               Dublin, OH 43017
                               Attention: Brent Larson, Chief Financial Officer
                               Telecopier number: (614) 793-7522

                  (b) In addition to the procedures for notice set forth above in subsection (a) of this Section 9.4, a Notice of Borrowing may be given and shall be deemed effective if made in writing via telecopy with request for assurance of receipt in a manner typical with respect to telecommunications of that type and delivered to the recipient's telecopy number set forth above in such subsection (a) (or to such other number as such party shall give notice). Notice made in accordance with this subsection (b) shall be deemed delivered on receipt of any such telecopy transmission.

         SECTION 9.5 SEVERABILITY, ENTIRE AGREEMENT, EFFECTIVENESS. Every provision of this Agreement, the Note and the other Loan Documents is intended to be severable; if any term or provision of this Agreement, the Note or other Loan Document shall be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby. All exhibits and schedules to this Agreement shall be annexed hereto and shall be deemed to be part of this Agreement. This Agreement and the exhibits and schedules attached hereto and the other Loan Documents embody the entire agreement and understanding between the Borrower and the Bank and supersede all prior agreements and understandings relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Bank of counterparts hereof signed by the Borrower and shall remain in effect until (i) all obligations, financial and otherwise, of the Borrower hereunder and under all other Loan Documents shall have been fully performed, and (ii) the Bank shall no obligation to make any additional Loans hereunder.

         SECTION 9.6 GOVERNING LAW; VENUE. This Agreement, the Note and all other Loan Documents shall be governed by and construed in accordance with the law of the State of Ohio. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of Ohio and of any Ohio state court sitting in Franklin County, Ohio for purposes of all legal proceedings arising out of or relating to this Agreement, the Note and all other Loan Documents or the transactions contemplated hereby and thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.7 SECURITY AND RIGHT OF SETOFF. The Borrower hereby grants to the Bank a right of setoff for all Setoff Obligations of the Borrower to the Bank hereunder in and to any and all moneys of the Borrower and the proceeds thereof now or hereafter held or received by or in transit to the Bank from or for the account of the Borrower, whether for safekeeping, pledge, transmission, collection or otherwise, and also upon any and all deposits (general and special), account balances and credits of the Borrower with the Bank at any time existing. The Bank is hereby expressly and irrevocably authorized by the Borrower at any time and from time to time upon or after the occurrence of an Event of Default, without notifying the Borrower, to setoff, appropriate and apply any and all items hereinbefore referred to in this Section
9.7 against all Setoff Obligations of the Borrower to the Bank and the Borrower shall continue to be liable to the Bank for any deficiency with interest at the applicable rates. The Borrower hereby irrevocably consents that the Bank shall have the right of possessing, setting-off, appropriating and applying such items for the benefit of the Bank and paying or delivering over to the Bank any of such items for application in accordance with the provisions hereof.

         SECTION 9.8 AMENDMENTS AND WAIVERS. Any provision of this Agreement, the Note or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

         SECTION 9.9 TAXES AND FEES. Should any tax (other than a tax based upon the net income of the Bank) or any recording or filing fees become payable in respect of this Agreement, the Note or any other Loan Document or any amendment, modification or supplement hereof or thereof, the Borrower agrees to pay the same together with any interest or penalties thereon and agree to hold the Bank harmless with respect thereof.

         SECTION 9.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Agreement or of any document required to be executed and delivered in connection herewith to produce or account for more than one counterpart.

         SECTION 9.11 EFFECTIVE DATE. This Agreement shall be effective at such time as executed counterparts of this Agreement have been delivered by the Borrower to the Bank.

         SECTION 9.12 WAIVER OF JURY TRIAL. THE BANK AND THE BORROWER, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF EITHER OF THEM. NEITHER THE BANK NOR THE BORROWER SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THESE PROVISIONS SHALL NOT BE DEEMED TO HAVE BEEN MODIFIED IN ANY RESPECT OR RELINQUISHED BY THE BANK OR THE BORROWER EXCEPT BY A WRITTEN INSTRUMENT EXECUTED BY BOTH OF THEM.

         SECTION 9.13 ASSIGNMENTS AND PARTICIPATIONS. The Bank may at any time assign to one or more Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the Note, and such Assignee shall assume such rights and obligations. The Bank may sell participations to one or more Participants in or to all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment and Loans. The Bank is hereby authorized to disclose any financial and other information about the Borrower to any such prospective Assignee or Participant.

         SECTION 9.14 WARRANT OF ATTORNEY. The Borrower hereby irrevocably authorizes any attorney-at-law, including any attorney-at-law employed or retained by the Bank, to appear for it in any action on the Note or with respect to payment of commitment fees under this Agreement payable pursuant to Section
2.6 at any time after the same becomes due as provided herein or therein, in any court of record situated in Franklin County, Ohio (which the Borrower acknowledges to be the place where this Agreement and the Note were executed), in the county where the Borrower then resides or can be found, to waive the issuing and service of process, and confess a judgment in favor of Bank or any other holder hereof or thereof against the Borrower, for the amount that may then be due, with interest at the rate provided for herein and therein, together with the costs of suit, and to waive and release all errors in said proceedings and the right to appeal from the judgment rendered. The Borrower consents to the jurisdiction and venue of such court. The Borrower waives any conflict of interest that any attorney-at-law employed or retained by the Bank may have in confessing judgment hereunder and consents to the payment of a legal fee to any attorney-at-law confessing judgment hereunder.

                   [Balance of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first written above.

                                    BANK:

                                    Firstar Bank, N.A.,
                                      a national banking association


                                    By:  /s/ J. Todd Price
                                         -----------------------------
                                         J. Todd Price, Vice President


                                    BORROWER:

                                    Neoprobe Corporation,
                                      a Delaware corporation

                                    By:  /s/ David Bupp
                                         -----------------------------

                                    Name:  David Bupp
                                         -----------------------------

                                    Title: President, CEO
                                          ----------------------------


WARNING -- BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.